EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 23, 2004, except as to Note 18, which is as of February 17, 2004 relating to the financial statements and financial statement schedule of Mattson Technology, Inc., which appear in Mattson Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/    PricewaterhouseCoopers LLP

San Jose, California

March 12, 2004